Exhibit 10.2.1

AMENDMENT NO. 1 TO THE ABL CREDIT AGREEMENT

AMENDMENT NO. 1 to the ABL CREDIT AGREEMENT, dated as of August 12, 2021 (this “Amendment”), by and among IMOLA ACQUISITION CORPORATION, a Delaware corporation (“Holdings”), INGRAM MICRO INC., a Delaware corporation (the “Lead Borrower”), the other Borrowers party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”);

WHEREAS, reference is hereby made to the ABL Credit Agreement, dated as of July 2, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), among Holdings, the Lead Borrower, the other Borrowers from time to time party thereto, the Administrative Agent, the Collateral Agent, the Issuing Banks party thereto and each Lender from time to time party thereto;

WHEREAS, Section 13.12(h) of the Credit Agreement provides that if, following the Closing Date, the Administrative Agent and any Credit Party shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the applicable Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof (it being understood and agreed that the Lenders were provided notice thereof on August 5, 2021); and

WHEREAS, the Lead Borrower and the Administrative Agent have jointly identified an obvious error of a technical nature and desire to amend the Credit Agreement, in accordance with Section 13.12(h) of the Credit Agreement, as set forth in Section 2 of this Amendment to cure such error;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Amended Credit Agreement. This Amendment is a “Credit Document” as defined under the Credit Agreement.

Section 2. Technical Amendment to the Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below), in accordance with Section 13.12(h) of the Credit Agreement, the Administrative Agent and each Borrower hereby agree that the Credit Agreement is hereby amended as follows:

(a) The first sentence of the first paragraph of Section 9.17(a) of the Credit Agreement is hereby amended to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“(a) Borrowing Base Certificates. (i) By the 20th day of each fiscal month (or if such date is not a Business Day, the following Business Day), the Lead Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to the Lenders) a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the previous fiscal month (provided that, during a Liquidity Period, the Lead Borrower shall deliver to the Administrative Agent weekly Borrowing Base Certificates by the third Business Day of every week prepared as of the close of business on Friday of the previous week, which weekly Borrowing Base Certificates shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent), or more frequently if elected by the Lead Borrower, provided that the Aggregate Borrowing Base shall continue to be reported on such more frequent basis for at least three (3) months following any such election; and (ii) upon any sale or other disposition of any ABL Collateral comprising more than 10% of the then existing Aggregate Borrowing Base, an updated Borrowing Base Certificate, prepared after giving effect to such sale or other disposition; provided, further, that (i) Inventory amounts shown in the Borrowing Base Certificates delivered on a weekly basis will be based on the Inventory amount (a) set forth in the most recent weekly report, where possible, and (b) for the most recently ended fiscal month for which such information is available with regard to locations where it is impracticable to report Inventory more frequently, and (ii) the amount of Eligible Accounts shown in such Borrowing Base Certificate will be based on the amount of the gross Accounts set forth in the most recent weekly report, less the amount of ineligible Accounts reported for the most recently ended fiscal month).”

(b) Section 9.17(b) of the Credit Agreement is hereby amended to add the double- underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“(b) Records and Schedules of Accounts. The Lead Borrower shall keep materially accurate and complete records of all Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent, upon the Administrative Agent’s request, sales, collection, reconciliation and other reports in form reasonably satisfactory to the Administrative Agent on a periodic basis (but not more frequently than at the time of delivery of each of the Section 9.01 Financials). The Lead Borrower shall also provide to the Administrative Agent, upon the Administrative Agent’s request, on or before the 20th day of each fiscal month, a detailed aged trial balance of all Accounts as of the end of the preceding fiscal month, specifying each Account’s Account Debtor name and the amount, invoice date and due date as the Administrative Agent may reasonably request. If Accounts owing from any single Account Debtor in an aggregate face amount of $100,000,000 or more cease to be Eligible Accounts, the Borrowers shall notify the Administrative Agent of such occurrence promptly after any Responsible Officer of the Lead Borrower has actual knowledge thereof.”

(c) The first sentence of Section 9.17(e)(i) of the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“(i) “Each UK/APAC Credit Party shall, with respect to its Deposit Accounts into which proceeds of the Accounts of ~~such~~a UK/APAC Credit Party (“Collections”) are paid (each such Deposit Account being a “Collection Account”) and its Eligible Cash Accounts, within 150 days (or such later date as the Administrative Agent may agree in its reasonable discretion) of the APAC Subfacility Effective Date (with respect to APAC Credit Parties) or UK Subfacility Effective Date (with respect to UK Credit Parties) or, if opened following the APAC Subfacility Effective Date (with respect to APAC Credit Parties) or UK Subfacility Effective Date (with respect to UK Credit Parties), within ninety (90) days (or such later date as the Administrative Agent may agree in its reasonable discretion), of the opening of such Collection Account or Eligible Cash Account or the date any Person that owns such Collection Account or Eligible Cash Account (as applicable) becomes a UK/APAC Credit Party hereunder, take all actions necessary to obtain a Deposit Account Control Agreement (or equivalent account control arrangement or other equivalent documentation, including a notice and acknowledgement from the bank with whom such Collection Account or Eligible Cash Account (as applicable) is held) in each case in form reasonably satisfactory to the Administrative Agent under the laws of the jurisdiction in which that Collection Account or Eligible Cash Account (as applicable) is located, and shall take all other actions necessary to establish the Administrative Agent’s and/or the Collateral Agent’s control over such Collection Account and Eligible Cash Account such that, following the delivery of a UK Liquidity Notice in the case of the UK Credit Parties only, an APAC Liquidity Notice in the case of the APAC Credit Parties only, or a Liquidity Notice in the case of the UK Credit Parties and APAC Credit Parties (it being understood that the Administrative Agent shall reasonably promptly deliver a copy of such UK Liquidity Notice (to the extent the Administrative Agent exercises its rights in accordance with Section 9.17(e)(v)), APAC Liquidity Notice (to the extent the Administrative Agent exercises its rights in accordance with Section 9.17(e)(vi)) or Liquidity Notice to the Lead Borrower), the Administrative Agent and/or the Collateral Agent are able to transfer to the Administrative Agent, on a daily basis (other than days which are not business days in the applicable jurisdictions), all balances in such Collection Account and Eligible Cash Account (net of such minimum balance required by the bank at which such Collection Account or Eligible Cash Account (as applicable) is maintained) for application to the Obligations then outstanding (the “UK/APAC Sweep”); provided that (x) following the termination of the UK Liquidity Period or/and Liquidity Period, as applicable, the Administrative Agent shall promptly instruct such bank or other depository institution to terminate the UK/APAC Sweep in respect of the Collection Accounts and Eligible Cash Accounts of the UK Credit Parties; and (y) following the termination of the APAC Liquidity Period and/or Liquidity Period, the Administrative Agent shall promptly instruct such bank or other depository institution to terminate the UK/APAC Sweep in respect of the Collection Accounts and Eligible Cash Accounts of the APAC Credit Parties.”

Section 3. Representations Correct. By its execution of this Amendment, each Borrower hereby represents and warrants, as of the date hereof, that:

(a) Each of the representations and warranties made by any Credit Party set forth in Article 8 of the Credit Agreement or in any other Credit Document are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date (without duplication of any materiality standard set in any such representation or warranty); and

(b) No Event of Default has occurred and is continuing or will exist immediately after giving effect to this Amendment.

Section 4. Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment No. 1 Effective Date”), which is the date that the Administrative Agent received this Amendment as executed and delivered by Holdings, the Lead Borrower, the other Borrowers and the Administrative Agent.

Section 5. Entire Agreement. This Amendment, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Credit Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby and that this Amendment is a Credit Document. This Amendment shall not constitute a novation of the Credit Agreement or any other Credit Document.

Section 6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. SECTION 13.08 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED MUTATIS MUTANDIS AND SHALL APPLY HERETO.

Section 7. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8. Counterparts; Etc. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Section 13.22 of the Credit Agreement is hereby incorporated mutatis mutandis and shall apply hereto.

Section 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

IMOLA ACQUISITION CORPORATION, as Holdings

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President and Treasurer

INGRAM MICRO INC., as the Lead Borrower

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

INGRAM MICRO LP, by its general partner, INGRAM MICRO HOLDCO INC. SOCIÉTÉ DE PORTEFEUILLE INGRAM MICRO INC., as a Borrower

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

[Imola - Amendment No. 1 to ABL Credit Agreement]

JP MORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Jerome Prince
Name: Jerome Prince
Title: Authorized Signer

[Imola - Amendment No. 1 to ABL Credit Agreement]